Exhibit 99.4
Fannie Mae 2005 10-K Investor Summary May 2, 2007

These materials present tables and other information contained in Fannie Mae's Annual Report on Form 10-K for the year ended December 31, 2005 and should be reviewed together with the 2005 Form 10-K, a copy of which is available on the company's Web site at www.fanniemae.com under the "Investor Relations" section of the Web site. More complete information about Fannie Mae, its business, business segments, financial condition and results of operations are contained in the 2005 Form 10-K, which also includes more detailed explanations and additional information relating to the information contained in this presentation. Footnotes to the included tables have been omitted.

Current Highlights Continue to hit key milestones 2004 10-K with Restated Historical Results - 12/6/06 2005 10-K - 5/2/07 Continued momentum towards timely reporting Demonstrated commitment to return capital to shareholders Two dividend increases in last five months (to $0.50/share per quarter) Businesses well-positioned for opportunities in evolving market Guaranty business momentum and Single-Family recapture of market share Capital Markets' continued support of MBS and opportunistic purchases and sales focused on long-term total return Risk measures demonstrate effectiveness of risk disciplines Strong credit characteristics of existing book Low credit losses (though expected to trend up) Duration gap continues in +/- one month range Completed build-out of senior leadership team and announced transition to next CFO Disciplined, seamless transition Assures continued high-quality leadership of Finance organization Building the foundation needed to support a dynamic, growing business Strong and growing capital position Remediation of many controls issues Improving systems infrastructure Progress toward lowering 2007 administrative expenses and establishing a lower run-rate 1

2005 Highlights Good 2005 results in a challenging market environment Net income increased to $6.3 billion, a $1.4 billion or 28% increase Book of business grew modestly to $2.4 trillion in a very competitive environment Core capital grew to $39.4 billion, $2.7 billion above our regulator's 30% minimum capital requirement ($4.2 billion as of December 31, 2006) Estimated fair value of net assets (non-GAAP), before capital transactions, grew by $3.5 billion, or 9% Guaranty businesses' revenue grew to $6.5 billion, an increase of 15% Interest rate risk and credit risk measures remain strong 2

2005 Financial Results by Segment

FannieMae

	For the Year Ended December 31,			Increase (Decrease)			
				2005 vs. 2004		2004 vs. 2003	
	2005	2004	2003	$	%	$	%
	(Dollars in millions)						
Revenues:							
Single-Family Credit Guaranty	$ 5,805	$ 5,153	$ 4,994	$ 652	13%	$ 159	3%
Housing and Community Development	743	538	398	205	38	140	35
Capital Markets	43,601	46,135	47,293	(2,534)	(5)	(1,158)	(2)
Total	$ 50,149	$ 51,826	$ 52,685	$ (1,677)	(3)%	$ (859)	(2)%
Net income:							
Single-Family Credit Guaranty	$ 2,889	$ 2,514	$ 2,481	$ 375	15%	$ 33	1%
Housing and Community Development	462	337	286	125	37	51	18
Capital Markets	2,996	2,116	5,314	880	42	(3,198)	(60)
Total	$ 6,347	$ 4,967	$ 8,081	$ 1,380	28%	$ (3,114)	(39)%

- GAAP Net Income increased to $6.3 billion, a $1.4 billion or 28% increase from 2004 levels.
- Single-Family revenues increased to $5.8 billion, up 13%. Net income increased to $2.9 billion, up 15% from 2004. Key drivers included higher interest income and guaranty fee income.
- Housing and Community Development revenues increased to $743 million, up 38% from 2004, while net income improved to $462 million, up 37%. Key drivers included higher fee and other income, and increased tax benefits from tax-advantaged investments.
- Our Capital Markets business generated $3 billion in net income, up 42%, as lower derivative fair value losses more than offset declines in net interest income. Capital Markets also sold approximately $85 billion of assets at attractive spreads.

Source: Table 12, Consolidated Statements of Income, Table 13

3

2005 Income Statement by Segment

FannieMae

	For the Year Ended December 31, 2005			
	Single-Family Credit Guaranty	HCD	Capital Markets	Total
	(Dollars in millions)			
Net interest income (expense)	$ 906	$ (217)	$ 10,816	$ 11,505
Guaranty fee income (expense)	4,649	342	(1,212)	3,779
Investment gains (losses), net	169	---	(1,503)	(1,334)
Derivatives fair value losses, net	---	---	(4,196)	(4,196)
Debt extinguishment losses, net	---	---	(68)	(68)
Losses from partnership investments	---	(849)	---	(849)
Fee and other income	250	628	648	1,526
Non-interest income (loss)	5,068	121	(6,331)	(1,142)
Provision (benefit) for credit losses	454	(13)	---	441
Restatement and related regulatory expenses	226	80	263	569
Other expenses	933	427	422	1,782
Income (loss) before federal income taxes and extraordinary gains	4,361	(590)	3,800	7,571
Provision (benefit) for federal income taxes	1,472	(1,052)	857	1,277
Income before extraordinary gains	2,889	462	2,943	6,294
Extraordinary gains, net of tax effect	---	---	53	53
2005 Net income	$ 2,889	$ 462	$2,996	$6,347
2004 Net income	$ 2,514	$ 337	$ 2,116	$ 4,967
2003 Net income	$ 2,481	$ 286	$5,314	$ 8,081

Single Family Credit Guaranty



$mm
3000
2900
2800
2700
2600
2500
2400
2300
2200
2003
2004
2005

HCD



$mm
500
400
300
200
100
0
2003
2004
2005

Capital Markets



$mm
6,000
5,000
4,000
3,000
2,000
1,000
0
2003
2004
2005

Source: Notes to Consolidated Financial Statements – Footnote 20

4

GAAP Financial Results For the Year Ended December 31, 200 5 200 4 200 3 Dollars in millions, except per share amounts Net interest income....................................... $ 11,505 18,081 19,477 Guaranty fee income..................................... 3,779 3,604 3,281 Fee and other income..................................... 1,526 404 340 Investment losses, net.................................... (1,334) (362) (1,231) Derivatives fair value losses, net........................ (4,196) (12,256) (6,289) Debt extinguishment losses, net........................ (68) (152) (2,692) Loss from partnership investments..................... (849) (702) (637) Provision for credit losses............................... (441) (352) (365) Other non-interest expense.............................. (2,351) (2,266) (1,598) Income before federal income taxes, extraordinary gains (losses), and cumulative effect of change in accounting principle................................................ 7,571 5,999 10,286 Provision for federal income taxes.................... (1,277) (1,024) (2,434) Extraordinary gains (losses), net of tax effect................................................... 53 195 Cumulative effect of change in accounting principle, net of tax effect............................. - 34 Net income................................................. $ 6,347 4,967 8,081 Diluted earnings per common share........................... $ 6.01 4.94 8.08 Cumulative Net Income, 2003-2005 $19,395 Source: Consolidated Statements of Income 5 (8) -

Selected Financial and Operating Statistics

Ratios:	2005	2004	2003	2002
Return on assets ratio..	0.63%	0.47%	0.82%	0.44%
Return on equity ratio……………………………………	19.5	16.6	27.6	15.2
Equity to assets ratio……………………………………	4.2	3.5	3.3	3.2
Dividend payout ratio……………………………………	17.2	42.1	20.8	34.5
Average effective guaranty fee rate (in basis points)…..	21.0 bp	20.8 bp	21.0 bp	19.3 bp
Credit loss ratio (in basis points)………………………..	1.9 bp	1.0 bp	0.9 bp	0.8 bp

Source: Item6: Selected Financial Information

6

As of December, 31 2005 2004 2003 2002 2001 (Dollars in millions) Balance Sheet Data: Investments in securities: Trading................................................... $ 15,110 $ 35,287 $ 43,798 $ 14,909 $ (45) Available-for-sale.................................... 390,964 532,095 523,272 520,176 503,381 Mortgage loans: Loans held for sale....................................... 5,064 11,721 13,596 20,192 11,327 Loans held for investment, net of allowance....... 362,479 389,651 385,465 304,178 267,510 Total assets......................................... 834,168 1,020,934 1,022,275 904,739 814,561 Short-term debt........................................... 173,186 320,280 343,662 293,538 280,848 Long-term debt............................................ 590,824 632,831 617,618 547,755 484,182 Total liabilities............................................ 794,745 981,956 990,002 872,840 791,305 Preferred stock............................................ 9,108 9,108 4,108 2,678 2,303 Total stockholders' equity................................ 39,302 38,902 32,268 31,899 23,256 Regulatory Capital Data: Core capital................................................ $ 39,433 $ 34,514 $ 26,953 $ 20,431 $ 18,234 Total capital................................................ 40,091 35,196 27,487 20,831 18,500 Mortgage Credit Book of Business Data: Mortgage portfolio........................................ $ 737,889 $ 917,209 $ 908,868 $ 799,779 $ 715,953 Fannie Mae MBS held by third parties................. 1,598,918 1,408,047 1,300,520 1,040,439 878,039 Other guarantees.......................................... Mortgage credit book of business............... $2,355,959 $2,340,081 $2,222,556 $1,852,245 $1,610,413 19,152 14,825 13,168 12,027 16,421 Selected On- and Off-Balance Sheet Data and Capital 0 200,000 400,000 600,000 800,000 1,000,000 2005 2004 2003 2002 2001 0 10,000 20,000 30,000 40,000 2005 2004 2003 2002 2001 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 2005 2004 2003 2002 2001 Total Assets Total Stockholders' Equity Core Capital Mortgage Credit Book of Business $mm $mm $mm 0 10,000 20,000 30,000 40,000 2005 2004 2003 2002 2001 $mm 7 Source: Item 6: Selected Financial Information

Net Interest Income and Yield Decrease in portfolio size Shift in mix of portfolio assets - greater proportion of ARMs Higher debt costs due to flattening of the yield curve For the Year Ended December 31, 2005 2004 2003 Average Balance Interest Yield Interest Yield Average Balance Interest Yield (Dollars in millions) Interest-earning assets: Mortgage loans............................... $ 384,869 $ 20,688 5.3 8% $ 400,603 $ 21,390 5.34% $ 362,002 $ 21,370 5.90% Mortgage securities ................................ 443,270 22,163 5.0 0 514,529 25,302 4.92 495,219 26,483 5.35 Non-mortgage securities .................... 41,369 1,590 3.84 46,440 1,009 2.17 44,375 1,069 2.41 Federal funds sold and securities purchased under agreements to resell ................................. ..................... 6,415 299 4.6 6 8,308 84 1.01 6,509 32 0.49 Advances to lenders ............................... 4,468 104 2 .. 33 4,773 33 0.69 12,613 110 0.87 Total interest - earning assets .................... $ 880,391 $ 44,844 5 .. 09 $ 974,653 $ 47,818 4.91 $ 920,718 $ 49,064 5.33 Interest-bearing liabilities: ................................. ...... $ 246,733 $ 6,535 2.65% $ 331,971 $ 4,380 1.32% $ 318,600 $ 3,967 1.25% ................................. ...... 611,827 26,777 4.38 625,225 25,338 4.05 582,686 25,575 4.39 Federal funds purchased and securities sold under agreements to repurchase ................................. ............ 1,552 27 1 .. 74 3,037 19 0.63 6,421 45 0.70 Total interest-bearing liabilities .............. $ 860,112 $ 33,339 3 .. 88% $ 960,233 $ 29,737 3.10% $ 907,707 $ 29,587 3.26% Impact of net non-interest bearings funding ................................. .................. $ 20,279 0.10 $ 14,420 0.05 $ 13,011 0.05 Net interest income and net interest yield ................................. .................. $ 11,505 1.31% $ 18,081 1.8 6% $ 19, 477 2.12% Short-term debt Long-term debt Average Balance 8 Source: Table 4 Key Drivers:

Derivative Fair Value & Purchased Options Premiums Data

FannieMae

Money spent to purchase options

Money spent to terminate derivatives

Net accrued interest on interest rate swaps

Reduction due to net effect of:

- Decrease in swap interest expense
- Portfolio rebalancing
- Lower implied interest rate volatility

New disclosures on options book

	As of December 31, 2005	2004	2003
	(Dollars in millions)		
Beginning net derivative asset (liability)	**$ 5,432**	**$ 3,988**	**$ (3,365)**
Effect of cash payments:			
Fair value at inception of contracts entered into during the period	846	2,998	5,221
Fair value at date of termination of contracts settled during the period (1)	879	4,129	1,520
Periodic net cash contractual interest payments	1,632	6,526	5,365
Total cash payments	3,357	13,653	12,106
Income statement impact of recognized amounts:			
Periodic net contractual interest expense accruals on interest rate swaps	(1,325)	(4,981)	(6,363)
Net change in fair value during the period	(3,092)	(7,228)	1,610
Derivatives fair value losses, net	(4,417)	(12,209)	(4,753)
Ending derivative asset	**$ 4,372**	**$ 5,432**	**$ 3,988**
Derivatives fair value gains (losses) attributable to:			
Periodic net contractual interest expense accruals on interest rate swaps	$ (1,325)	$ (4,981)	$ (6,363)
Net change in fair value of terminated derivative contracts from end of prior year to date of termination	(1,434)	(4,096)	(1,103)
Net change in fair value of outstanding derivative contracts, including derivative contracts entered into during the period	(1,658)	(3,132)	2,713
Derivatives fair value losses, net	$ (4,417)	$ (12,209)	$ (4,753)

	Original Premium Payments	Original Weighted Average Life to Expiration	Remaining Weighted Average Life
	(Dollars in Millions)		
Outstanding options as of December 31, 2004	$ 13,230	5.6 years	4.0 years
Purchases	853		
Exercises	(1,027)		
Expirations	(1,398)		
Outstanding options as of December 31, 2005	$ 11,658	6.5 years	4.3 years

(1) The weighted average life in years at termination was approximately 15.5 years, 8.1 years, and 6.7 years for contracts terminated in 2005, 2004, and 2003, respectively. The fair value at date of termination of contracts settled during 2002 totaled $7.6 billion, and had a weighted average life at termination of approximately 5.2 years.

Source: Table 8, Table 9

9

Guaranty Fee Analysis 10 Source: Table 6 Guaranty fee income and average effective guaranty fee rate, excluding impairment of buy-ups Impairment of buy-ups Guaranty fee income and average effective guaranty fee rate Average outstanding Fannie Mae MBS and other guaranties Fannie Mae MBS issues $3,828 (49) $3,779 $1,797,547 510,138 21.3 bp (0.3) 21.0 bp $3,640 (36) $3,604 $1,733,060 552,482 21.0 bp (0.2) 20.8 bp $3,474 (193) $3,281 $1,564,812 1,220,066 22.2 bp (1.2) 21.0 bp (Dollars in Millions) Amount Rate Amount Rate Amount Rate 2005 2004 2003 For the Year Ended December 31, .......................... ............................. ...................... ............................. .............................

Credit Costs Source: Table 26 0.00 0.25 0.50 0.75 1.00 1.25 1.50 1.75 2.00 2.25 YE 2002 YE 2003 YE 2004 YE 2005 YE 2006 YE 2001 Percentage Credit Losses/Book of Business(1) Single Family Serious Delinquency Rate(2) Credit Enhanced Non-Credit Enhanced Total (1) Credit losses include foreclosed property expenses plus net charge-offs. (2) Greater than 90 days past due 11 Source: Table 24 0.0 0.5 1.0 1.5 2.0 2.5 FY 2002 FY 2003 FY 2004 FY 2005 Bps Increase due to adoption of SOP 03-3 Excluding Impact of SOP 03-3 Under SOP03-3, we are required to record as an increase in our provision for loan losses the excess of the acquisition price over fair value of loans we purchased from Fannie Mae trusts due to credit deterioration since origination.

Administrative Expenses Source: Consolidated Statement of Operation 2005 2004 2003 2002 $ 959 $ 892 $ 849 $ 679 792 435 238 218 221 185 166 165 143 144 201 94 $ 2,115 $ 1,656 $ 1,454 $ 1,156 Increase largely due to restatement and related regulatory examinations, investigations and litigation. 12 ($mm) Salaries and Employee Benefits Professional Services Occupancy Expenses Other Administrative Expenses Total Administrative Expenses

Change in Estimated Fair Value of Net Assets (Non-GAAP)

FannieMae

	2005	2004
Balance as of January 1	$40,094	$28,393
Capital transactions:		
Common dividends, share repurchases and issuances, net	(943)	(2,165)
Preferred dividends and share issuances, net	(486)	4,760
Capital transactions, net	(1,429)	2,595
Change in estimated fair value of net assets, net of capital transactions	3,534	9,106
Total increase in estimated fair value of net assets	2,105	11,701
Balance as of December 31	$42,199	$40,094

Estimated Fair value of net assets, has grown by $2.1 billion.

Key Drivers:

- Payments of $1.4 billion of dividends to holders of common and preferred stock
- An increase in the fair value of our net guaranty assets of approximately $1.5 billion
- Wider spreads between mortgages and debt suppressed fair value
- Earnings of the corporation

The estimated fair value of our net assets (non-GAAP) represents the estimated fair value of total assets less the estimated fair value of total liabilities. We reconcile the estimated fair value of our net assets (non-GAAP) to total stockholders' equity (GAAP) in the Appendix.

Source: Table 19

13

APPENDIX The following sets forth a reconciliation of the estimated fair value of our net assets (non-GAAP) to total stockholders' equity (GAAP). A more detailed reconciliation is contained in Table 17 of the 2005 Form 10-K. (1) Represents fair value increase of $1.9 billion to total assets of $834.2 billion plus a fair value decrease of $0.995 billion to total liabilities of $794.7 billion. (2) Represents fair value increase of $10.7 billion to total assets of $1.0 trillion, less a fair value increase of $9.5 billion to total liabilities of $982.0 billion. (Dollars in millions) Estimated Fair Value of Net Assets, net of tax effect (non-GAAP) Fair value adjustments Total Stockholders' Equity (GAAP) $ 42,199 $ 40,904 (2,897)(1) (1,192)(2) $ 39,302 $ 38,902 As of December 31, 2005 2004 Appendix